Exhibit 10.20

PLAYTIKA HOLDING CORP.

2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE FOR ISRAELI PARTICIPANTS

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2020 Incentive Award Plan and the Sub-Plan for Israeli Participants (the “Sub-Plan,” and jointly with the 2020 Incentive Award Plan, as each may be (as amended from time to time, the “Plan,” except where the context otherwise requires), in each case, of Playtika Holding Corp. (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference, Section 102(b) of the ITO and the Rules promulgated in connection therewith and the Trust Agreement entered into between the Trustee and the Company, a copy of which has been provided to Participant or made available for Participant’s review. Each RSU is hereby granted in tandem with a corresponding dividend equivalent to the extent a portion of such RSU is vested, as further described in Article III of the Agreement (the “Dividend Equivalents”).

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Vesting Commencment Date:	[Insert Vesting Commencment Date]

Number of RSUs:	[Insert Number of RSUs]

Vesting and Distribution Schedule:	[Insert Vesting and Distribution Schedule]

Tax Status:	102 Capital Gains Track

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Agreement, Section 102(b) of the ITO and the Rules promulgated in connection therewith, and the Trust Agreement. In addition, by Participant’s signature below, Participant agrees that the Award shall be issued to the Trustee to hold on Participant’s behalf, pursuant to the terms of the ITO, the Rules and the Trust Agreement. Furthermore, by Participant’s signature below, Participant confirms that the Company, its assignees and successors shall be under no duty to ensure, and no representation or commitment is made, that the Award qualifies or shall qualify under any particular tax treatment such as the “capital gains track” under Section 102, nor shall the Company, its assignees or successors be required to take any action for the qualification of any Award under such tax treatment. The Company shall have no liability of any kind or nature in the event that, as a result of Applicable Laws, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, an Award shall be deemed not to qualify for any particular tax treatment. Participant has reviewed the Plan, this Grant Notice, the Agreement and the Trust Agreement, in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. In addition, Participant confirms that he/she is familiar with the terms and provisions of Section 102 of the ITO, particularly the 102 Capital Gains Track described in subsection (b)(2) thereof, and agrees that he/she shall not require the Trustee to release the Award or Shares to him/her, or to sell the Award or Shares to a third party, during the Required Holding Period, as set forth in the Sub-Plan, unless permitted to do so by Applicable Laws. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

PLAYTIKA HOLDING CORP.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:	ID:

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan or in the Sub-Plan.

ARTICLE I.

GENERAL

1.1 Award of RSUs and Dividend Equivalents. The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested. Each vested portion of the RSU has a corresponding Dividend Equivalent as described in Article III.

1.2 Incorporation of Terms of Plan. The RSUs and the Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3 Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1 Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice (the “Vesting Schedule”), except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. Except as provided in the Grant Notice, in the event of Participant’s Termination of Service for any reason, all unvested RSUs and any unpaid Dividend Equivalents will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.

2.2 Settlement.

(a) RSUs will be paid in Shares to the Trustee as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty days after the applicable vesting date, who will hold them in trust for the benefit of Participant in accordance with the terms and provisions of this Agreement, the Plan and the Trust Agreement.

(b) All distributions shall be made by the Company in the form of whole shares of Common Stock.

(c) The Company shall notify the Trustee of the distribution of any Shares in respect of the RSUs set forth in this Agreement. If such issuance occurs during the Required Holding Period, the Shares issued upon the settlement of the RSUs shall be issued in the name of the Trustee, and held in trust on Participant’s behalf by the Trustee. In the event that such settlement occurs after the end of the Required Holding Period, the Shares issued upon the settlement of the RSUs shall either (i) be issued in the name of the Trustee, or (ii) be transferred to Participant directly, provided that Participant first complies with the tax provisions of the Plan and Sub-Plan, as provided in Section 4.2 below. In the event that Participant elects to have the Shares transferred to Participant without selling such Shares, Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO.

ARTICLE III.

DIVIDEND EQUIVALENTS

3.1 Award of Dividend Equivalents. To the extent a portion of an RSU has vested, but such vested portion of such RSU has not yet settled pursuant to Section 2.2, such vested portion of such RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from such date of vesting until the earlier of the settlement or forfeiture of the RSU to which it corresponds. Pursuant to each outstanding Dividend Equivalent, Participant shall be entitled to receive additional RSUs (or cash as set forth in Section 3.4) equal to the value of any dividends, if any, that Participant would have received in respect of the Share underlying the RSU to which such Dividend Equivalent relates, had such Share been outstanding on the applicable dividend record date.

3.2 Crediting of Additional RSUs. Subject to Section 3.3 below, when such dividends are so declared, the following shall occur:

(a) On the date that the Company pays a cash dividend in respect of outstanding Shares, the Company shall credit Participant with a number of full and fractional RSUs equal to the quotient of (i) the total number of vested RSUs subject to this Award but not yet distributed, multiplied by the per Share dollar amount of such dividend, divided by (ii) the Fair Market Value of a Share on the date such dividend is paid;

(b) On the date that the Company pays a Common Stock dividend in respect of outstanding Shares, the Company shall credit the Participant with a number of full and fractional RSUs equal to the product of (i) the total number of vested RSUs subject to this Award but not yet distributed, multiplied by (ii) the number of Shares distributed with respect to such dividend per Share; or

(c) On the date that the Company pays any other type of distribution in respect of outstanding Shares, the Company shall credit the Participant in an equitable manner based on the total number of RSUs subject to this Award but not yet distributed, as determined in the sole discretion of the Administrator.

3.3 Additional RSUs Subject to Same Terms. To the extent that any additional RSUs are credited to Participant in respect of the Participant’s Dividend Equivalent rights, such additional RSUs shall be subject to the same terms as the original RSUs to which they relate.

3.4 Termination of Dividend Equivalents. Dividend Equivalent rights shall remain outstanding from the date of vesting through the earlier to occur of (i) the forfeiture for any reason of the RSU to which such Dividend Equivalent right corresponds or (ii) the delivery to the Participant of payment for the RSU (in accordance with Section 2.2 above) to which such Dividend Equivalent right corresponds. For the avoidance of doubt, if a Dividend Equivalent right terminates after the applicable record date for a Company dividend (other than due to the forfeiture of the RSU to which such Dividend Equivalent right corresponds) and prior to the corresponding payment date thereof, Participant shall still be entitled to payment of the Dividend Equivalent right amount determined in accordance with this Article III, if and when the Company pays the underlying dividend; provided, however, that, unless otherwise provided by the Administrator, such Dividend Equivalent right amount shall be made in cash (rather than RSUs to be paid in Shares) within thirty days following the applicable dividend payment date. Further, if no dividend (or dividend record date) is declared by the Board prior to the date of forfeiture or date of settlement of the

RSU to which such Dividend Equivalent right corresponds, such Dividend Equivalent right shall automatically be cancelled on such forfeiture date or settlement date.

3.5 Tax Implications. Dividend Equivalent rights and amounts that become distributable in respect thereof shall be treated separately from the original RSUs and the rights arising in connection therewith for the purposes of qualification of the original RSUs under the Capital Gains Route and the entitlement to any tax benefits under Section 102 to the ITO.

ARTICLE IV.

TAXATION AND TAX WITHHOLDING

4.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company and/or the Trustee or any of their agents.

4.2 Taxes; Tax Withholding.

(a) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs or the Dividend Equivalents to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from any taxable event related to the RSUs or the Dividend Equivalents (the “Tax Withholding Obligation”).

(b) At the time of any sale of the Shares underlying the RSU or the transfer of the Shares underlying the RSU from the Trustee to Participant, Participant shall be subject to tax. Such tax will be calculated and withheld at source by the Company and/or its Related Entities and/or the Trustee according to the requirements under the Applicable Laws. Participant may elect to satisfy the Tax Withholding Obligation by any means provided in accordance with Section 9.5 of the Plan, which includes Participant’s ability to instruct and authorize the Company to, with respect to the Tax Withholding Obligation arising as a result of the sale of the Shares underlying the RSUs or the transfer of the Shares underlying the RSUs from the Trustee to Participant (in each case, including additional RSUs granted pursuant to Section 3.2), withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then-current Fair Market Value not exceeding the amount necessary to satisfy the Tax Withholding Obligation of the Company and its Related Entities.

(c) Subject to Section 9.5 of the Plan, the applicable Tax Withholding Obligation will be determined based on Participant’s Applicable Tax Withholding Rate. Participant’s “Applicable Tax Withholding Rate” shall mean (i) the greater of (A) the minimum applicable statutory tax withholding rate or (B) with the Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction; provided, further, that in no event shall Participant’s Applicable Tax Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding; provided, however, that the number of Shares tendered or withheld, if applicable, pursuant to Section 4.2(b) shall be rounded up to the nearest whole Share sufficient to cover the applicable Tax Withholding Obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs and Dividend Equivalents under generally accepted accounting principles.

(d) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Dividend Equivalents, regardless of any action the

Company or any Related Entity or the Trustee takes with respect to any Tax Withholding Obligations that arise in connection with the RSUs and the Dividend Equivalents. Neither the Company nor any Related Entity nor the Trustee makes any representation or undertaking regarding the tax treatment to Participant in connection with the RSUs and the Dividend Equivalents or the subsequent sale of Shares. The Company and the Related Entities and the Trustee do not commit and are under no obligation to structure the RSUs and the Dividend Equivalents to reduce or eliminate Participant’s tax liability. Furthermore, Participant agrees to indemnify the Company and/or its Related Entities and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to Participant for which Participant is responsible. The Company or any of its Related Entities and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to the Award and the settlement thereof. In addition, Participant will be required to pay any amount that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

ARTICLE V.

PARTICIPANT REPRESENTATIONS

In connection with the award of the RSUs and the Dividend Equivalents, Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares issuable upon settlement of the RSUs and the Dividend Equivalents. Participant is acquiring these Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Participant acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares. Participant understands that the certificate evidencing the Shares may be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under Applicable Laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, ninety days thereafter (or such longer period as any market stand-off agreement may require) the Shares exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

(d) In the event that the Company does not qualify under Rule 701 at the time of purchase of the Shares, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144.

(e) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

ARTICLE VI.

OTHER PROVISIONS

6.1 Award Not Transferable; Other Restrictions. Without limiting the generality of any other provision hereof, the Award shall be subject to the restrictions on transferability set forth in Section 9.1 of the Plan. Without limiting the generality of any other provision hereof, the Participant hereby expressly acknowledges that Section 10.8 (“Lock-Up Period”) and Section 10.9 (“Right of First Refusal”) of the Plan are expressly incorporated into this Agreement and are applicable to the Shares issued pursuant to this Agreement. In addition, the Award and any Shares underlying the RSUs shall be subject to the applicable restrictions provided in the Sub-Plan, in particular, those restrictions imposed in the framework of Section 102(b) of the ITO with respect to the Required Holding Period.

6.2 Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS, FORFEITURE PROVISIONS, TRANSFER RESTRICTIONS AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN A RESTRICTED STOCK UNIT AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH REPURCHASE RIGHTS, FORFEITURE PROVISIONS, TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) Other Restrictions on Transfer. In addition to the limitations contained in Section 6.1 above and this Section 6.2, the Participant agrees and acknowledges that Participant will not transfer in any manner the Shares issued pursuant to this Agreement unless (a) the transfer is pursuant to an effective registration statement under the Securities Act or the rules and regulations in effect thereunder, or (b) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.3 Adjustments. Participant acknowledges that the RSUs, the Dividend Equivalents and the Shares issuable with respect thereto are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. Furthermore, if prior to the date of settlement of any of the RSUs, the Company shall have filed an amendment to the Company’s certificate of incorporation (the “Dual Stock Amendment”) altering the voting rights of shares of Common Stock that are not subject to the RSUs and resulting in two classes of Common Stock of the Company where (a) such classes differ only in the number of votes held by each share and are otherwise pari passu, and (b) one such class is (or will be) listed on a national securities exchange, any Shares issued upon settlement of the RSUs will be in the class of Common Stock listed on such national securities exchange at the time of such Dual Stock Amendment, provided that for such class of Common Stock each share retains the right for one vote in any meeting or resolution of the stockholders.

6.4 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

6.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.6 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

6.7 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

6.8 Entire Agreement. The Plan, the Grant Notice, this Agreement (including any exhibit hereto) and the Trust Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. Participant hereby agrees to execute such further instruments and to take such further action as the Company requests to carry out the purposes and intent of this Agreement and the Plan, including, without limitation, restrictions on the transferability of the Shares, the right of the Company to exercise its Right of First Refusal pursuant to Section 10.9 of the Plan, the right of the Company to require that shares of Common Stock be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements in accordance with the Plan. [This Agreement may be amended by the Company in accordance with Section 9.6 of the Plan.] [This Agreement may not be amended without the written consent of Participant and an authorized officer of the Company.]1

6.9 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

6.10 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and the Dividend Equivalents, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the RSUs and the Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.

6.11 Rights as a Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant or the Trustee (including through electronic delivery to a brokerage account unless otherwise required by the Trustee for compliance with Section 102). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant or the Trustee, as applicable, will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares, except that any and all rights issued in respect of the Shares, including bonus shares but excluding cash dividends (“Rights”), shall be deposited with the Trustee and held thereby until the lapse of the Required Holding Period, and such Rights shall be subject to Section 102. Notwithstanding the aforesaid, the Participant may sell Shares or Rights or execute a transfer of such Shares or Rights to Participant prior to the lapse of the Required Holding Period, provided that tax is withheld at source by the Company in accordance with the ITO, the Rules and the terms and conditions of the Trust Agreement. In such case, the Participant’s gains shall be classified as ordinary income and the Participant shall be subject to tax on such income at marginal tax rates plus social security and national health insurance payments. The issuance of Shares under this Award to Participant shall be subject to Participant’s satisfaction of the conditions under Section 10.14 of the Plan and execution of a counterpart signature page or joinder agreeing to be subject to any stockholders agreement as the Administrator shall

[1]	NTD: Applicable for executives only.

determine, including without limitation, that certain Equity Plan Stockholders Agreement adopted as of June 26, 2020 by the Company and the other parties thereto.

6.12 Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Related Entity or interferes with or restricts in any way the rights of the Company and its Related Entities, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Related Entity and Participant.

6.13 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Laws, each of which will be deemed an original and all of which together will constitute one instrument.

6.14 Governing Law. The provisions of the Plan and all Awards made thereunder, including the RSUs and the Dividend Equivalents, shall be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

6.15 Section 102 Compliance.

(a) As a 102 Capital Gains Track Grant, the Award shall be deposited with the Trustee as required by law to qualify under Section 102, for the benefit of Participant. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement.

(b) The Trustee shall hold the Award or any Shares issued upon settlement of the Award for the Required Holding Period, as set forth in the Sub-Plan. It is acknowledged that as long as the Shares are held by the Trustee, the Trustee shall be the registered shareholder of the Shares, and hold such Shares for the benefit of Participant.

(c) In the event that Participant disposes of any Shares underlying the Award prior to the expiration of the Required Holding Period or directs a transfer of the Shares underlying the Award from the Trustee to Participant prior to the expiration of the Required Holding Period, Participant acknowledges and agrees that any additional gains from the sale of such Shares shall not qualify for the tax treatment under the 102 Capital Gains Track and shall be subject to taxation in Israel in accordance with ordinary income tax principles. Participant further acknowledges and agrees that in such instance, Participant shall be liable for the employer’s component of payments to the Israeli National Insurance Institute (to the extent such payments by Participant’s employer are required).

(d) Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any Award or Shares issued to Participant thereunder.

(e) Participant hereby confirms that Participant shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and particularly, the Rules.

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